Exhibit 5.1

PETER J WILKE

Attorney at Law

8117 W Manchester Ave.

Suite 700

Playa del Rey, CA 90293

November 1, 2022

Board of Directors

Atlas Lithium Corporation

RE: REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-262399)

Ladies and Gentlemen:

I acted as counsel to Atlas Lithium Corporation, a Nevada corporation (the “Registrant”) in connection with the Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2022 (File No. 333-262399) as amended to date (the “Registration Statement”), of (A) up to $17,250,000 of the Company’s common stock, par value $0.0001 per share (the “Shares”); and (B) warrants to purchase up to $1,078,125 of Shares sold to investors granted to EF Hutton, division of Benchmark Investments, LLC, as representative of the several Underwriters (the “Underwriters”), by the Company (the “Underwriters’ Warrants”). The shares of common stock issuable upon exercise of the Underwriters’ Warrants described in clause (B) of the preceding sentence are referred to herein as the “Warrant Shares.” The Shares, the Underwriters’ Warrants, and the Warrant Shares are referred to herein collectively as the “Securities.”

I have examined and relied upon (i) the Registration Statement and the prospectus included therein (the “Prospectus”), and all exhibits thereto; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Company’s Bylaws; (iv) the resolutions of the Company’s board of directors with respect to the authorization of the issuance of the Securities covered by the Registration Statement and related matters thereto; (v) the form of Underwriting Agreement pursuant to which the Securities are to be sold (the “Underwriting Agreement”); (vi) the form of Underwriters’ Warrant; (vii) the form of Common Stock certificate; and (viii) such other records, documents, and instruments as we have deemed necessary for the expression of the opinions stated herein.

The opinion expressed herein is limited exclusively to (i) the Nevada Revised Statutes (the “NRS”) and (ii) the laws of the State of New York, in each case as in effect on the date hereof, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

Based upon and subject to the foregoing, I am of the opinion that:

I.	the Securities have been duly authorized for issuance by all necessary corporate action by the Company;
II.	the Shares, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable;
III.	provided that the Underwriters’ Warrants have been duly executed and delivered by the Company and duly delivered to the underwriters, such Underwriters’ Warrants, when issued as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable and will be legally binding obligations of the Company in accordance with their terms; and
IV.	the Warrant Shares, upon payment to the Company of the required consideration, and when issued and sold by the Company and paid for in accordance with the terms of the Underwriters’ Warrants, as applicable, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions set forth above with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors; (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing; (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations; and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to myself and/or my firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely yours,

Peter J Wilke, Attorney at Law